Exhibit 99.1
International Headquarters
One Enterprise Aliso Viejo, CA 92656
949.461.6000 FAX 949.461.6636
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
THIRD QUARTER FINANCIAL RESULTS
• New $200 Million Securities Repurchase Program Approved by Board
     ALISO VIEJO, Calif., November 6, 2008 — Valeant Pharmaceuticals International (NYSE: VRX) today announced third quarter financial results for 2008.
     Total revenue was $168.4 million in the third quarter of 2008 as compared to $164.3 million in the third quarter of 2007.
     North America product sales were $63.7 million in the third quarter of 2008, as compared to $65.3 million in the third quarter of 2007. Third quarter product sales include the effect of increased estimated reserves for future product returns in the U.S. The effect of this change in our estimated reserves covers future returns for products sold in North America from 2004 through the end of the second quarter 2008, reducing third quarter 2008 product sales in North America by $7.7 million. Without this adjustment, product sales in North America would have been $71.4 million in third quarter 2008, or an increase of 9.4% as compared to third quarter 2007.
     Sales in the International region in the 2008 third quarter were $49.0 million as compared to $54.3 million in the same period last year. The third quarter of 2007 included $6.4 million in revenue from subsidiaries and business operations in Asia and Argentina that were divested in the first half of 2008. Excluding these divested operations, product sales in the International region in the third quarter of 2008 increased 2.2% over the same period a year earlier.
     Sales in the Europe region, excluding our divested operations in Western and Eastern Europe, Middle East and Africa, were $40.4 million in the 2008 third quarter as compared to $30.6 million in the same period last year, including an increase attributable to favorable currency fluctuations of $7.4 million. Product sales at constant exchange rate increased $2.4 million, or 7.8% over the third quarter in the prior year.
     Alliance revenue was $15.2 million in the 2008 third quarter as compared to $14.1 million in the same period in 2007.
     The company’s gross margin on product sales, including amortization costs, was 66% for the 2008 third quarter as compared to 65% in the third quarter of 2007. Beginning in the second quarter of 2008, the financial presentation of gross margins has been changed to include amortization expenses. Excluding amortization costs, gross margin for both the 2008 and 2007 third quarter was 72%. Research and development costs decreased 7% to $23.2 million in the 2008 third quarter as compared to $24.9 million reported in the same period in 2007.
     A loss on early extinguishment of debt of $14.9 million was recorded in the third quarter of 2008, which resulted from the July 2008 redemption of our 7% senior notes and includes a redemption premium of $10.5 million, unamortized loan costs of $2.9 million and an interest rate swap agreement termination fee of $1.5 million.
     Loss from continuing operations was $3.5 million for the third quarter of 2008, or a loss of $0.04 per diluted share as compared to a loss from continuing operations of $5.2 million, or $0.06 per diluted share for the third quarter of 2007. On a non-GAAP basis, including adjustments for the loss on early extinguishment of debt, restructuring and income taxes, income from continuing operations was $9.5 million or $0.11 per diluted share in the third quarter of 2008 as compared to income from continuing operations of $1.6 million, or $0.02 per diluted share in the third quarter of 2007.
     The sale of our operating businesses in Western and Eastern Europe, Middle East and Africa was completed in the third quarter of 2008 and resulted in a gain of $178.5 million. This gain was recorded in discontinued operations.
     “Our goal for 2008 is to complete the restructuring of Valeant’s operations and begin 2009 with a simplified, growing company,” said J. Michael Pearson, chairman and chief executive officer. “We are pleased with the progress we have made on our strategic initiatives, including the divestiture of identified regions in Europe and Latin America, the partnering of retigabine with GlaxoSmithKline and the acquisition of the Coria operations. As important, the businesses we have chosen to keep in our portfolio are beginning to respond to our new promotional efforts and reported a sales growth of over 6% for the quarter. When revised for the increased U.S. returns reserve, this product portfolio delivered a 12% sales growth improvement and reaffirmed the underlying strength of the assets we have decided to keep.”
Securities Repurchase Program:
     The company also announced that its board of directors has authorized a new securities repurchase program under which the Company may repurchase up to $200 million of its outstanding common stock or debt. This securities repurchase program is in addition to the company’s previously announced $300 million share repurchase program, which has been substantially completed.
     Under the securities repurchase programs, the company may repurchase its securities from time to time on the open market, in privately negotiated transactions pursuant to tender offers or otherwise, including pursuant to one or more trading plans, at times and in amounts as the company deems appropriate. The amount of securities to be purchased and the timing of purchases may be subject to various factors, which may include the price of the securities, general market conditions, corporate and regulatory requirements, and alternate investment opportunities. The repurchase programs may be modified or discontinued at any time.

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Conference Call and Webcast Information:
     Valeant will host a conference call today at 10:00 a.m. EST (7:00 a.m. PST) to discuss its 2008 third quarter results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 65404497. International callers should dial (706) 679-0845, confirmation code 65404497. A replay will be available approximately two hours following the conclusion of the conference call through November 13, 2008 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 65404497. The company will also webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
     This press release contains forward-looking statements, including, but not limited to, statements regarding the growth and future development of the company and the company’s repurchase programs. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the company’s ability to realize the benefits of its strategic restructuring plan, the execution and its ability to fund the repurchase programs, market conditions and other factors that may influence the company’s determination as to whether and when to repurchase its securities, the ability of the company to complete the programs in compliance with applicable requirements, and other risks and uncertainties discussed in the company’s annual report on Form 10-K for the year ended December 31, 2007 and other filings with the SEC. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits, and the tax effect of such charges. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-

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GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
###

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Valeant Pharmaceuticals International	Table 1
Consolidated Condensed Statement of Income
For the Three and Nine Months Ended September 30, 2008 and 2007

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share data)	2008	2007	% Change	2008	2007	% Change
Product sales	$153,181	$150,181	2%	$431,142	$431,060	0%
Alliance revenue (including ribavirin royalties) (a)	15,243	14,078	8%	42,821	69,503	-38%

Total revenues	168,424	164,259	3%	473,963	500,563	-5%

Cost of goods sold	42,698	41,848	2%	126,327	113,084	12%
Selling expenses	45,343	46,950	-3%	134,040	142,892	-6%
General and administrative expenses	26,114	26,534	-2%	77,629	77,631	0%
Research and development costs	23,239	24,865	-7%	75,100	68,528	10%
Restructuring, asset impairments and dispositions	3,527	—	—	4,294	18,074	-76%
Amortization expense	11,488	14,024	-18%	37,616	42,547	-12%

	152,409	154,221	-1%	455,006	462,756	-2%

Income from operations	16,015	10,038		18,957	37,807

Interest expense, net	(3,189)	(6,850)		(12,559)	(19,473)
Loss on early extinguishment of debt	(14,882)	—		(14,882)	—
Other income (expense), net including translation and exchange	(1,555)	(887)		(3,384)	2,503

Income (loss) from continuing operations before income taxes and minority interest	(3,611)	2,301		(11,868)	20,837

Provision (benefit) for income taxes	(146)	7,491		33,727	2,311
Minority interest	1	1		5	2

Income (loss) from continuing operations	(3,466)	(5,191)		(45,600)	18,524

Income (loss) from discontinued operations, net	210,154	(6,899)		187,134	(4,377)

Net income (loss)	$206,688	$(12,090)		$141,534	$14,147

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.04)	$(0.06)		$(0.51)	$0.20
Discontinued operations, net	2.39	(0.07)		2.10	(0.05)

Net income (loss)	$2.35	$(0.13)		$1.59	$0.15

Shares used in per share computation	87,988	91,889		89,123	93,896

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.04)	$(0.06)		$(0.51)	$0.19
Discontinued operations, net	2.39	(0.07)		2.10	(0.04)

Net income (loss)	$2.35	$(0.13)		$1.59	$0.15

Shares used in per share computation	87,988	91,889		89,123	95,003

(a)	Alliance revenue for the three and nine months ended September 30, 2008 relates to ribavirin royalty of $15.2 million and $42.8 million respectively. Alliance revenue for the three and nine months ended September 30, 2007 includes ribavirin royalties of $14.1 million and $50.3 million respectively and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir in the nine months ended September 30, 2007.

Valeant Pharmaceuticals International	Table 2
GAAP Reconciliation of Basic and Diluted Earnings Per Share
For the Three and Nine Months Ended September 30, 2008 and 2007

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2008	2007	2008	2007
Income (loss) from continuing operations	$(3,466)	$(5,191)	$(45,600)	$18,524

Non-GAAP adjustments:
Professional fees related to Special Committee option investigation (a)	—	—	—	630
Restructuring, asset impairments and dispositions (b)	3,527	—	4,294	18,074
Loss on early extinguishment of debt (c)	14,882	—	14,882	—
Tax (d)	(5,473)	6,778	31,096	(9,947)

Adjusted income from continuing operations before the above charges	$9,470	$1,587	$4,672	$27,281

Adjusted basic EPS from continuing operations	$0.11	$0.02	$0.05	$0.29

Adjusted diluted EPS from continuing operations	$0.11	$0.02	$0.05	$0.29

Shares used in adjusted basic per share calculation	87,988	91,889	89,123	93,896

Shares used in adjusted diluted per share calculation	89,788	92,817	90,321	95,003

(a)	Non-recurring professional fees relating to the investigation by the Special Committee into stock option practices and the related restatement of financial statements.

(b)	Net restructuring, asset impairments and dispositions for the three months ended September 30, 2008 of $3.5 million includes $0.8 million of net asset adjustments and additional closing costs recorded as reductions of the gain on the sale of our operations in Asia, $0.2 million in employee related costs and $2.5 million of professional service fees, contract termination costs and other cash expenses. The nine months ended September 30, 2008, includes a net gain on the sale of our operations in Asia of $35.1 million, offset by a loss on the sale of our operations in Argentina of $2.9 million, employee related costs of $17.1 million, professional service fees, contract termination costs and other cash expenses of $11.1 million and asset impairments of $8.3 million. Restructuring for the nine months ended September 30, 2007 relates to the restructuring announced in April 2006.

(c)	Loss on redemption of all outstanding 7% senior notes.

(d)	Tax effect for non-GAAP adjustments, including tax effects of the APB 23 revocation.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits. Management does not consider the excluded items part of the day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Valeant Pharmaceuticals International	Table 3
Reconciliation of Consolidated Income From Operations to Non-GAAP
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
(“EBITDA”)

For the Three and Nine Months Ended September 30, 2008 and 2007

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2008	2007	2008	2007
Consolidated income from operations (GAAP)	$16,015	$10,038	$18,957	$37,807
Depreciation and amortization	16,117	17,957	51,798	53,924

EBITDA (non-GAAP) (a)	32,132	27,995	70,755	91,731
Other non-GAAP adjustments (b)	3,527	—	4,294	18,704

Adjusted EBITDA (non-GAAP) (a)	$35,659	$27,995	$75,049	$110,435

Reconciliation of Product Sales to Non-GAAP Product Sales Disclosures
For the Three and Months Ended September 30, 2008 and 2007
(In thousands)

	Three Months Ended
	September 30,
	2008	2007	%
North America product sales (GAAP)	$63,740	$65,295
Add back: Adjustment for returns (c)	7,665	—

Adjusted North America product sales (non-GAAP)	$71,405	$65,295	9.4%

Total Product sales (GAAP)	$153,181	$150,181
Less: adjustment for divested businesses (d)	—	(6,187)

Subtotal (non-GAAP)	153,181	143,994	6.4%
Add: adjustment for returns (c)	7,665	—

Adjusted total product sales (non-GAAP)	$160,846	$143,994	12%

	Three Months Ended
	September 30,
	2008	2007
United States	$48,537	$52,139
Canada	15,203	13,326

Total North America 2008 product sales before divested businesses (GAAP)	63,740
Total North America 2007 product sales before divested businesses (non-GAAP)		65,465	-2.6%
Divested business (d)	—	(170)

Total North America (GAAP)	63,740	65,295	-2.4%

Australia	6,384	5,967
Latin America	42,627	41,966

Total International 2008 product sales before divested businesses (GAAP)	49,011
Total International 2007 product sales before divested businesses (non-GAAP)		47,933	2.2%
Divested business (d)	—	6,357

Total International (GAAP)	49,011	54,290	-9.7%

Europe (GAAP)	40,430	30,596	32.1%

Total product sales (GAAP)	$153,181	$150,181	2.0%

(a)	We believe that EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures as earnings-derived indicators of the cash flow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated income from operations. Adjusted EBITDA excludes the additional costs set forth in note (b) below. EBITDA and Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.

(b)	See Table 2 for explanation of non-GAAP adjustments.

(c)	Third quarter product sales include the effect of increased estimated reserves for future product returns in the U.S. The effect of this change in our estimated reserves covers future returns for products sold in North America from 2004 through the end of the second quarter 2008, reducing third quarter 2008 product sales in North America by $7.7 million.

(d)	“Divested business” includes sales from our divested operations in Asia, Argentina and Puerto Rico.

Valeant Pharmaceuticals International	Table 4
Supplemental Sales Information
For the Three and Nine Months Ended September 30, 2008 and 2007

	Three Months Ended		%	Nine Months Ended		%
	September 30,		Increase/	September 30,		Increase/
(In thousands)	2008	2007	(Decrease)	2008	2007	(Decrease)
United States	$48,537	$52,139	-7%	$147,896	$159,362	-7%
Canada	15,203	13,326	14%	42,827	37,142	15%
Australia	6,384	5,967	7%	18,044	15,358	17%
Europe (a)	40,430	30,596	32%	116,883	89,162	31%
Latin America (b)	42,627	41,966	2%	99,708	106,918	-7%

	153,181	143,994	6%	425,358	407,942	4%

Divested business (c)	—	6,187	-100%	5,784	23,118	-75%

Total continuing operations	$153,181	$150,181	2%	$431,142	$431,060	0%

(a)	“Europe” includes Poland, Hungary, Slovakia and Czech Republic.

(b)	“Latin America” includes Mexico, Brazil and Latin American export markets.

(c)	“Divested business” includes sales from our divested operations in Asia, Argentina and Puerto Rico.
Sales in “WEEMEA” which was sold to Meda AB as of September 11, 2008 are now included in discontinued operations.

Valeant Pharmaceuticals International	Table 5
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the Three and Nine Months Ended September 30, 2008 and 2007

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands)	2008	2007	% Change	2008	2007	% Change
Revenues

North America	$63,740	$65,295	-2%	$190,723	$196,504	-3%
International	49,011	54,290	-10%	123,536	145,394	-15%
Europe	40,430	30,596	32%	116,883	89,162	31%

Total product sales	153,181	150,181	2%	431,142	431,060	0%

Alliance revenue (including ribavirin royalties) (a)	15,243	14,078	8%	42,821	69,503	-38%

Consolidated revenues	$168,424	$164,259	3%	$473,963	$500,563	-5%

Cost of goods sold	$42,698	$41,848	2%	$126,327	$113,084	12%

Gross profit margin on product sales	72%	72%		71%	74%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2008	2007	% Change	2008	2007	% Change
Income from Operations

North America	$18,182	$21,139	-14%	$53,629	$64,934	-17%
International	10,624	12,726	-17%	15,039	21,340	-30%
Europe	15,688	8,855	77%	31,639	29,275	8%

	44,494	42,720	4%	100,307	115,549	-13%

Corporate expenses	$(16,432)	$(20,220)	-19%	$(40,078)	$(55,706)	-28%

Subtotal	28,062	22,500	25%	60,229	59,843	1%

Restructuring, asset impairments and dispositions	(3,527)	—	—	(4,294)	(18,074)	-76%
Research and development costs	(8,520)	(12,462)	-32%	(36,978)	(3,962)	833%

Total consolidated income from operations	$16,015	$10,038		$18,957	$37,807

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2008	%	2007	%	2008	%	2007	%
Gross Profit (net of amortization)

North America	$41,497	65%	$44,857	69%	$128,323	67%	$141,497	72%
International	32,019	65%	34,243	63%	73,560	60%	87,573	60%
Europe	26,924	67%	18,014	59%	71,488	61%	55,334	62%

Gross profit on product sales (net of amortization) (b)	$100,440	66%	$97,114	65%	$273,371	63%	$284,404	66%

(a)	Alliance revenue for the three and nine months ended September 30, 2008 relates to ribavirin royalty of $15.2 million and $42.8 million respectively. Alliance revenue for the three and nine months ended September 30, 2007 includes ribavirin royalties of $14.1 million and $50.3 million respectively and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir in the nine months ended September 30, 2007.

(b)	The product amortization included in this calculation of gross profit (net of amortization) excludes the amortization of the ribavirin intangible of $1.4 million and $6.2 million for the three and nine months ended September 30, 2008 and $2.8 million and $9.0 million for the three and nine months ended September 30, 2007.

Valeant Pharmaceuticals International	Table 6
Consolidated Balance Sheet and Other Data

	As of	As of
	September 30,	December 31,
(In thousands)	2008	2007
Balance Sheet Data

Cash and cash equivalents	$521,263	$287,728
Marketable securities	49,749	51,292

Total cash and marketable securities	$571,012	$339,020

Accounts receivable, net	$121,161	$147,863
Inventory, net	73,478	80,150
Long-term debt	481,060	782,552

	Nine Months Ended
	September 30,
	2008	2007
Other Data

Cash flow provided by (used in):

Operating activities	$70,686	$78,520
Investing activities	49,866	(7,590)
Financing activities and discontinued operations	107,009	(73,049)
Effect of exchange rate changes on cash and cash equivalents	5,974	14,181

Net increase in cash and cash equivalents	233,535	12,062
Net increase (decrease) in marketable securities	(1,543)	5,402

Net increase in cash and marketable securities	$231,992	$17,464

Valeant Pharmaceuticals International	Table 7
Supplemental Non-GAAP Information on Currency Effect

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2008	2007	2008	2007
Consolidated

Product sales	$153,181	$150,181	$431,142	$431,060
Currency effect	(10,685)		(33,498)
Product sales, excluding currency impact	$142,496		$397,644

Operating income	$16,015	$10,038	$18,957	$37,807
Currency effect	(2,880)		(8,409)
Operating loss, excluding currency impact	$13,135		$10,548

Geographic Product Sales

North America pharmaceuticals	$63,740	$65,295	$190,723	$196,504
Currency effect	(107)		(3,224)
North America pharmaceuticals, excluding currency impact	$63,633		$187,499

International pharmaceuticals	$49,011	$54,290	$123,536	$145,394
Currency effect	(3,135)		(7,843)
International pharmaceuticals, excluding currency impact	$45,876		$115,693

Europe pharmaceuticals	$40,430	$30,596	$116,883	$89,162
Currency effect	(7,443)		(22,431)
Europe pharmaceuticals, excluding currency impact	$32,987		$94,452
Note: Currency effect is determined by comparing adjusted 2008 reported amounts, calculated using 2007 monthly average exchange rates, to the actual 2007 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.